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                                                                    EXHIBIT (23)



                        INDEPENDENT AUDITORS' CONSENT



The Board of Directors
UJB Financial Corp.:

We consent to incorporation by reference in Registration Statement No. 2-78500 on Form S-8, Registration Statement No. 33-13930 on Form S-8, Registration Statement No. 33-19469 on Form S-8, Registration Statement No. 33-36209 on Form S-8, Registration Statement No. 33-38172 on Form S-8, Registration Statement No. 33-53870 on Form S-3, Registration Statement No. 33-58152 on Form S-3, Registration Statement No. 33-62972 on Form S-8, Registration Statement No. 33-54667 on Form S-8, and Registration Statement No. 33-58111 on Form S-4 of UJB Financial Corp. of our report dated January 18, 1995 relating to the consolidated balance sheets of UJB Financial Corp. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which report is incorporated by reference in the December 31, 1994 Annual Report on Form 10-K of UJB Financial Corp.

The report of KPMG Peat Marwick LLP refers to changes in the method of accounting for certain investments and postemployment benefits in 1994 and a change in the method of accounting for income taxes in 1993.


                                                      /s/ KPMG Peat Marwick LLP
                                                      -------------------------
                                                      KPMG Peat Marwick LLP


Short Hills, New Jersey
March 28, 1995